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                                                                     EXHIBIT 8.1

[BAKER BOTTS L.L.P. LOGO]                       ONE SHELL PLAZA     AUSTIN
                                                910 LOUISIANA       BAKU
                                                HOUSTON, TEXAS      DALLAS
                                                77002-4995          DUBAI
                                                713.229.1234        HONG KONG
                                                FAX 713.229.1522    HOUSTON
                                                                    LONDON
                                                                    MOSCOW
                                                                    NEW YORK
                                                                    RIYADH
                                                                    WASHINGTON

May 26, 2005

001166.1319

CenterPoint Energy, Inc.
1111 Louisiana
Houston, Texas 77002

Ladies and Gentlemen:

            We have acted as counsel to CenterPoint Energy, Inc., a Texas corporation (the "Company"), with respect to certain legal matters in connection with the Registration Statement on Form S-4 (Registration No. 333-123182) (the "Registration Statement") filed by the Company, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of the offering and issuance of $575,000,000 aggregate principal amount of the Company's 3.75% Convertible Senior Notes, Series B Due 2023 (the "New Notes"), to be offered by the Company in exchange (the "Exchange Offer") for a like principal amount of the Company's issued and outstanding 3.75% Convertible Senior Notes Due 2023 and an exchange fee as described in the prospectus forming a part of the Registration Statement, certain legal matters in connection with the New Notes are being passed on for the Company by us. The New Notes are to be issued pursuant to an Indenture dated as of May 19, 2003 (the "Base Indenture") between the Company and JPMorgan Chase Bank, National Association (formerly JPMorgan Chase Bank) as trustee (the "Trustee"), as amended and supplemented by Supplemental Indenture No. 1 dated as of May 19, 2003, Supplemental Indenture No. 2 dated as of May 27, 2003, Supplemental Indenture No. 3 dated as of September 9, 2003, Supplemental Indenture No. 4 dated as of December 17, 2003, Supplemental Indenture No. 5 dated as of December 13, 2004 and the Supplemental Indenture No. 6 to be entered into between the Company and the Trustee substantially in the form included as
Exhibit 4.5 to the Registration Statement (the Base Indenture, as so amended and supplemented, the "Indenture"). The New Notes will be convertible, upon the occurrence of certain events, into shares of the Company's common stock, par value $0.01 per share, in accordance with the terms of the Indenture.

            At your request, this opinion of counsel is being furnished to you for filing as Exhibit 8.1 to the Registration Statement. In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements and representations contained in the Registration Statement, the Indenture and certain other filings made by the Company with the Commission and other information provided to us by the Company. We also have examined such statutes and other instruments and documents that we deem necessary for purposes of the opinion hereinafter expressed. In giving such opinion, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.
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[BAKER BOTTS L.L.P. LOGO]

CenterPoint Energy, Inc.               2                          May 26, 2005

            Subject to the assumptions set forth above and to the qualifications and limitations set forth in the discussion in the Registration Statement under the heading "Material United States Federal Income Tax Consequences," we are of the opinion that such discussion constitutes, in all material respects, a fair and accurate summary of the material United States federal income tax consequences of the Exchange Offer, as well as the ownership and disposition of the New Notes by the holders addressed therein.

            The opinion set forth above is limited in all respects to the tax matters specifically covered hereby. We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement and to the references to our Firm under the heading "Material United States Federal Income Tax Consequences" and elsewhere in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ BAKER BOTTS L.L.P.